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EXHIBIT (a)(4)

LETTER OF WITHDRAWAL OF OPTIONS PREVIOUSLY TENDERED
PURSUANT TO THE OFFER TO EXCHANGE DATED JUNE 3, 2002

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
12:00 MIDNIGHT, PACIFIC TIME, ON JUNE 28, 2002,
UNLESS THE OFFER IS EXTENDED.

To:	Yvonne Selner Manager Stockholder Services Saba Software, Inc. 2400 Bridge Parkway Redwood City, CA 94065 Facsimile: 650-581-2545

        DELIVERY OF THIS LETTER OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 3, 2002 (the "Offer to Exchange") and this Letter of Withdrawal, I hereby withdraw my previous tender for cancellation of the following options to purchase shares of Saba Software, Inc. common stock, par value $0.001 per share ("Option Shares") (to validly withdraw a previous tender of Option Shares for cancellation you must complete the following table):

Date of Option Grant	Exercise Price of Option	Total Number of Option Shares Subject to Option Grant

To Saba Software, Inc.:

        Upon the terms and subject to the conditions set forth in the Offer to Exchange, my receipt of which I hereby acknowledge, and in this Letter of Withdrawal, I, the undersigned, hereby withdraw my previous tender to Saba Software, Inc., a Delaware corporation (the "Company"), of the Option Shares, as specified in the table on page 1 of this Letter of Withdrawal (the "Withdrawn Options"). I understand that by withdrawing my previous tender of such Option Shares, the tender with respect to such Option Shares will no longer be effective and if I later choose to have the Withdrawn Options tendered in the Offer to Exchange I must re-tender those Withdrawn Options in accordance with the terms of the Offer to Exchange prior to the Expiration Date. The term "Expiration Date" means 12:00 midnight, Pacific time, on June 28, 2002, unless and until the Company, in its discretion, has extended the period of time during which the Offer to Exchange will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer to Exchange, as so extended, expires.

        I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer to Exchange and withdrawing my

Exh. (a)(4)-1

tendered Option Shares. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this withdrawal is irrevocable.

        The name and social security number of the registered holder of the Withdrawn Options hereby appear below exactly as they appear on the option agreement or agreements representing such Withdrawn Options. By completing the table on page 1 of this Letter of Withdrawal, I have listed for each Withdrawn Option the grant date, the exercise price and the total number of Option Shares that I previously tendered and wish to withdraw.

        I understand that if I do choose to withdraw previously tendered Option Shares I must withdraw the tender of the entire grant. In addition, I also understand that I may not withdraw any previously tendered Option Shares that were granted after to December 1, 2001 unless I withdraw all the Option Shares previously tendered.

        I understand that this Letter of Withdrawal must be received by the Company prior to the Expiration Date in order to be effective.

        All capitalized terms used in this Letter of Withdrawal but not defined shall have the meaning ascribed to them in the Offer to Exchange.

        I have read, understand and agree to all of the terms and conditions of the Offer to Exchange.

Exh. (a)(4)-2

HOLDER PLEASE SIGN HERE

        You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Option Shares you previously tendered in the Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter of Withdrawal proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER
X	(Signature of Holder or Authorized Signatory)
Date:	,	, 2002
Name:	(Please Print)
Address:
(Please include ZIP code)
Telephone No. (with area code):

Tax ID/Social Security No.:

Exh. (a)(4)-3

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EXHIBIT (a)(4)